Exhibit 24


                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of MEM Company, Inc. (the "Company") does hereby constitute and appoint ELIZABETH C. MAYER, GAY A. MAYER AND MICHAEL G. KAZIMIR, JR. and any of them, his/her true and lawful attorneys or attorney and agents or agent with full power of authority on his/her behalf to sign his/her name in such capacity to the Annual Report on Form 10-K for the year ended December 31, 1995, and any and all amendments thereto, to be filed with the Securities and Exchange Commission and does hereby ratify and confirm all the said attorneys or attorney and agents or agent may do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has subscribed these presents this 22nd day of February, 1996.



/S/    Gay A. Mayer                               /S/    Laurette M. Beach
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Gay A. Mayer                                      Laurette M. Beach


/S/    Paul Hallingby, Jr.                        /S/    Robert E. Mulcahy III
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Paul Hallingby, Jr.                               Robert E. Mulcahy III


/S/    Derek B. Van Dusen                         /S/    Bruce J. Klatsky
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Derek B. Van Dusen                                Bruce J. Klatsky


/S/    Michael G. Kazimir, Jr.
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Michael G. Kazimir, Jr.